Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:
1.	The annual report of Pier 1 Imports, Inc. for the period ended March 3, 2007 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: May 15, 2007	By:	/s/ Alexander W. Smith Alexander W. Smith, President and Chief Executive Officer

Date: May 15, 2007	By:	/s/ Charles H. Turner Charles H. Turner, Executive Vice President and Chief Financial Officer
A signed original of this written statement has been provided to Pier 1 Imports, Inc. and will be retained by Pier 1 Imports, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.